UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2026

Northpointe Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Michigan	No. 001-42517	38-3413392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Deposit Drive Northeast Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

(616) 940-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of New Director

On February 27, 2026, the Boards of Directors ("the Boards") of Northpointe Bancshares, Inc. (the “Company”) and its subsidiary, Northpointe Bank ("the Bank"), voted, effective February 27, 2026, to increase the size of each of the Boards from 10 to 11 directors and to appoint the Honorable Rodney E. Hood to their respective Boards of Directors. Mr. Hood was also appointed to the Company's Audit Committee as well as the Bank's Audit Committee. His term commences on February 27, 2026 and expires at the Company’s 2026 Annual Meeting of Stockholders, at which time he will be considered for election to a one-year term.
Mr. Hood brings nearly three decades of leadership in financial services, dedicated to strengthening the resilience of the financial system, modernizing the financial oversight and risk management landscape and promoting financial inclusion and access. During his time as Acting Comptroller of the Currency, Mr. Hood served as the administrator of the federal banking system and Chief Executive Officer of the Office of the Comptroller of the Currency (OCC). He also served as a Director of the Federal Deposit Insurance Corporation (FDIC), as a voting member of the Financial Stability Oversight Council (FSOC), and he chaired the Federal Financial Institutions Examination Council (FFIEC). Prior to his public service career, Mr. Hood held senior leadership positions in retail finance, commercial banking, affordable housing, and community development within the private sector.
There are no arrangements or understandings between Mr. Hood and any other persons pursuant to which he was appointed director of the Company, and there are no family relationships between Mr. Hood and any director or executive officer of the Company. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and Mr. Hood. The Board has determined that Mr. Hood is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, rules and regulations promulgated by the SEC thereunder, and the listing standards of the New York Stock Exchange.
Mr. Hood will be compensated for his services on the Board in accordance with the non-employee director compensation plan, which was amended on February 27, 2025. Effective May 13, 2026, each non-employee director will receive (i) an annual cash retainer of $70,000, (ii) an annual grant of restricted stock units having a grant date fair value of $45,000, which will vest on the year 1-year anniversary of the grant date, and (iii) supplemental annual retainers for the chairpersons of the Audit, Compensation and Corporate Governance and Nominating Committees of $15,000, $7,500 and $7,500, respectively.
A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d)        Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPOINTE BANCSHARES, INC.

Date: February 27, 2026	By:	/s/ Bradley T. Howes
Bradley T. Howes
Executive Vice President and Chief Financial Officer